UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Rosewind Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-53121	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

373 Inverness Parkway, Suite 200, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 437-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2015, we entered into and closed on an Asset Purchase Agreement with Jazz Pharmaceuticals, Inc. (the “Seller”). Pursuant to the agreement, we purchased assets related to the Seller’s product known as ProstaScint® (capromab pendetide), including certain intellectual property and contracts, and the product approvals, inventory and work in progress (together, the “ProstaScint Business”), and assumed certain of the Seller’s liabilities, including those related to product approvals and the sale and marketing of ProstaScint.

We paid $1.0 million at closing for the ProstaScint Business. We have also agreed to pay an additional $500,000 payable within five days after transfer for the ProstaScint-related product inventory and $226,523 payable on September 30, 2015 (which represents a portion of certain FDA fees). We also will pay 8% on net sales made after October 31, 2017, payable up to a maximum aggregate payment of $2.5 million.

The agreement contains customary representations and warranties and covenants by each party. The agreement contains customary indemnification provisions by each party, including, subject to certain limitations, the indemnification by each party for any losses arising out of any breach of the other party’s representations or warranties or any breach or failure to perform any of its covenants under the agreement, as well as any liabilities arising out of the ProstaScint Business prior to the closing (as to us) and after the closing (as to the Seller).

The agreement also provides that for a period of one year the Seller agrees to not directly or indirectly through any of its agents or affiliates, (i) compete against the ProstaScint Business, or (ii) acquire a company or business in which more than 15% of such acquired business’ total revenue is generated by products that compete with the ProstaScint Business.

The foregoing summary of the material terms of the agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement. The agreement is filed herewith as Exhibit 10.14 and is incorporated by reference into this Current Report on Form 8-K.

We are in the process of preparing the required financial statements for the ProstaScint Business, which we plan to file no later than July 30, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.14	Asset Purchase Agreement between Jazz Pharmaceuticals, Inc. and Rosewind Corporation, dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEWIND CORPORATION

Date: May 27, 2015	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

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